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                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549


                                    FORM 8-K

                              ____________________


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                        SECURITIES EXCHANGE ACT OF 1934



          Date of Report
(Date of Earliest Event Reported):                     Commission File Number:
          AUGUST 6, 1997                                       0-21282

                              ____________________


                          SWISHER INTERNATIONAL, INC.
             (Exact name of registrant as specified in its charter)



             NEVADA                                           56-1541396
     (State of incorporation)                              (I.R.S. Employer
                                                         Identification Number)


                               6849 FAIRVIEW ROAD
                        CHARLOTTE, NORTH CAROLINA 28210
                                  704/364-7707
                        -------------------------------
                        (Address of principal executive
                         offices and telephone number)
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ITEM 5.  OTHER EVENTS


         On August 6, 1997, Joseph R. Lunsford, Professional Carpet Systems, Inc. ("PCS") and Old Dixie Supply Company ("ODS") filed two lawsuits against Swisher International, Inc. (the "Company").

         The first lawsuit, which was filed by Lunsford in the Superior Court of Henry County, Georgia, alleges that the Company has failed to pay Lunsford fees due him as a consultant and director of the Company in an amount in excess of $150,000. The second lawsuit, filed by PCS and ODS in U.S. District Court in the Northern District of Georgia, alleges, among other things, that the Company has breached its agreement to register under the Securities Act of 1933 or otherwise permit the public resale of 130,000 shares of Common Stock and an additional 75,000 shares of Common Stock issuable upon the exercise of certain options. PCS and ODS seek damages under their various claims in excess of $1 million as well as attorneys fees, costs and punitive damages in amounts to be determined at trial.

         PCS and ODS are privately-held companies owned and controlled by Lunsford. The lawsuits described above arise out of the Company's purchase of Surface Doctor from PCS and ODS in July 1996. Lunsford served as a director of the Company during a portion of 1996, including that period of time in which the Surface Doctor transaction was negotiated and completed.

         The Company intends to vigorously defend against the lawsuits and to assert various counterclaims against Lunsford, PCS and ODS. In particular, the Company's response is expected to include, among things, various breach of contract, breach of fiduciary duty, unjust enrichment and fraud claims which will include a substantial claim for damages. In addition, the Company's response will state that the Company has fully performed its registration obligations and that PCS, ODS and Lunsford have themselves prevented the Company from registering their securities by failing to produce, intentionally withholding or misstating certain accounting and financial information required by the Securities and Exchange Commission which must be delivered to the Company in order to complete registration of the securities owned by Lunsford, PCS and ODS.

         The Company believes that it has valid defenses to the lawsuits and meritorious counterclaims against Lunsford, PCS and ODS. However, there can be no assurance that the Company will be successful in defending such actions. Likewise, there can be no assurance that the Company will make any recovery under its proposed counterclaims. An award of significant damages against the Company could have a material adverse effect on the Company's financial condition and future operating results.



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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                  SWISHER INTERNATIONAL, INC.



Date:  August 14, 1997            By:  /s/ PATRICK L. SWISHER
                                     ----------------------------------
                                     Patrick L. Swisher, President





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